Exhibit 10.39

Director Compensation Policy

The following table sets forth the compensation payable to nonemployee directors of Lexmark International, Inc.:

Annual Retainer Fee	$60,000
Annual Retainer Fee – Finance and Audit Committee	$15,000
Annual Retainer Fee – Compensation and Pension Committees	$10,000
Annual Retainer Fee – Other Committees	$ 8,000
Annual Chair Retainer Fee – Finance and Audit Committee	$25,000
Annual Chair Retainer Fee – Compensation and Pension Committees	$15,000
Annual Chair Retainer Fee – Other Committees	$10,000
Presiding Director Annual Retainer Fee	$25,000
Initial Equity Award (Restricted Stock Units)	$150,000
Annual Equity Award (Restricted Stock Units)	$150,000

Terms of Equity Awards

Initial Equity Award (Restricted Stock Units)

●	Grant Date: Date of Election to the Board

●	Number of RSUs: Face value of award divided by the closing price of Lexmark Class A Common Stock on the Grant Date, rounded up to the nearest whole share

●	Vesting: 100% vested on the sixth anniversary of the Grant Date

●	Settlement: On termination of status as a Board member

Annual Equity Award (Restricted Stock Units)

●
Grant Date:  Annual Meeting of Stockholders.  For Eligible Directors appointed to the Board at any time after the Annual Meeting of Stockholders, the annual equity award will be prorated for the remaining months of service until the next scheduled Annual Meeting of Stockholders

●	Number of RSUs: Face value of award divided by the closing price of Lexmark Class A Common Stock on the Grant Date, rounded up to the nearest whole share

●	Vesting: 100% vested on the date immediately preceding the next Annual Meeting of Stockholders

●	Settlement: 34% on the second anniversary of the date of grant and 33% on each of the third and fourth anniversaries of the date of grant

Deferred Stock Units: Pursuant to the terms of the Lexmark International, Inc. 2005 Nonemployee Director Stock Plan, each nonemployee director may defer his or her retainer and/or meeting fees into Deferred Stock Units based on the fair market value of Lexmark Class A Common Stock on the date of deferral. The Deferred Stock Units are eligible for settlement initially on June 30th in the fifth year following the date of grant.

As approved by Board (2-20-2014)